EXHIBIT 11

                  CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                        (Dollars and shares in thousands)

                                                       (Unaudited)                        (Unaudited)
                                                   Three months ended                  Nine months ended
                                                       October 31,                        October 31,
                                                   1996           1995               1996            1995

NET INCOME                                        $4,130          $3,896             $10,426        $11,001
                                                  ======          ======             =======        =======
Weighted average number of common
  shares outstanding                               6,236           5,955               6,320          5,967
Effect of shares issuable under stock
  option plan                                        123             488                 183            457
                                                  ------          ------              ------         ------
WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING (PRIMARY)                     6,359           6,443               6,503          6,424
                                                   =====           =====               =====          =====
NET INCOME PER COMMON AND
  COMMON EQUIVALENT SHARE
   (PRIMARY)                                       $0.65           $0.60               $1.60          $1.71
                                                   =====           =====               =====          =====

Weighted average number of common
  shares outstanding                               6,236           5,955               6,320          5,967
Effect of shares issuable under stock
  option plan                                        127             488                 185            461
                                                  ------          ------              ------         ------
WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING (FULLY
  DILUTED)                                         6,363           6,443               6,505          6,428
                                                   =====           =====               =====          =====
NET INCOME PER COMMON AND
  COMMON EQUIVALENT SHARE
  (FULLY DILUTED)                                  $0.65           $0.60               $1.60          $1.71
                                                   =====           =====               =====          =====



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